Exhibit 99.3

----- Original Message -----

From:MARC ROSENBERG

To:hariton@sprynet.com

Cc:Barry Patterson

Sent: Wednesday, May 15, 2013 1:18 PM

Subject: Sauer Energy

Dear Frank:

I am in receipt of your email of May 7, 2013 and have discussed same with my client.  We object to your assertions in your email with respect to my clients repeated representations and your characterization of the transaction.

It should be noted that there are no representations in the agreements by my client with respect to the structure of the transaction. In addition, please be advised that Section 10.6 of the Equity Credit Agreement provides, in pertinent part, as follows:

This Agreement and the instruments referenced herein contain the entire understanding of the Company and Investor with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

Instead of focusing on my client’s conduct, I would suggest that your client focus on their own conduct. Please note Section 10.15 of the Equity Credit Agreement which provides, in pertinent part, as follows:

The Company and Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other parties with prior notice of such public statement.

On April 23, 2013, your client released a corporate status report which provides as follows:

Funding Update

Pursuant to the Equity Line funding, an S-1 Statement was filed with the SEC on February 25, 2013. It has been reviewed, and counsel from both Eclipse

Advisors, LLC, and Saber Energy are addressing the required recommendations set forth by the reviewer. It is our opinion that the issues should be cleared up in the near future.

Raising capital in the present economic environment has been extremely difficult. We have made the prudent decision to investigate alternative options for raising capital in the interim.

We don’t anticipate further delays or unaddressed issues at this time

Such statement was released without any consultation with my client, would never have been approved by my client and is clearly in violation of Section 10.15 of the Equity Credit Agreement.

My client hereby rejects your client’s demand to return the shares issued pursuant to the Equity Credit Agreement.

Your client is reminded of their obligations under the Equity Credit Agreement and the related documents and should govern themselves accordingly.

The foregoing is not intended to be a full recitation of all of the relevant facts and all of my client’s rights and remedies are hereby expressly reserved.

Marc G. Rosenberg, Esq.McLaughlin & Stern, LLP260 Madison AvenueNew York, New York 10016Telephone: (212) 448-6249Personal Facsimile: 1-800-933-0981Facsimile: (212) 448-0066E-Mail: mrosenberg@mclaughlinstern.com

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